UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2025

J.JILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38026	45-1459825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Batterymarch Park

Quincy, MA 02169

(Address of principal executive offices) (Zip Code)

(617) 376-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	JILL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2025, J.Jill, Inc. (the “Company”) announced that it has appointed Mary Ellen Coyne to serve as the Company’s Chief Executive Officer and President to succeed the Company’s current Chief Executive Officer and President, Claire Spofford, following Ms. Spofford’s previously disclosed decision to retire. Ms. Spofford has agreed to extend her retirement date to April 30, 2025 and Ms. Coyne’s appointment as Chief Executive Officer and President is effective as of May 1, 2025 (the “Start Date”). On the Start Date, Ms. Coyne will also fill the vacancy on the Company’s Board of Directors as a result of Ms. Spofford’s retirement.

In connection with her service as the Company’s Chief Executive Officer and President, on February 20, 2025, the Company entered into an employment agreement with Ms. Coyne, effective as of the Start Date (the “Employment Agreement”). The Employment Agreement provides for the following compensation: (i) an annual base salary of $1,000,000; (ii) eligibility to receive an annual cash bonus with a target of 100% of Ms. Coyne’s base salary; (iii) a one-time sign-on cash bonus of $1,750,000, payable following the one-month anniversary of the Start Date; (iv) a housing stipend in the amount of $90,000 per year for the first three years of Ms. Coyne’s employment; (v) reimbursement of up to $25,000 in legal fees related to the negotiation of her Employment Agreement and related arrangements; and (vi) eligibility to receive annual grants of equity compensation, which shall be 100% of Ms. Coyne’s then-current base salary, subject to the terms of any of the Company’s equity compensation plans, including the J.Jill, Inc. Amended & Restated 2017 Omnibus Equity Inventive Plan (the “Plan”). In addition, the Company also agreed to grant Ms. Coyne a one-time sign-on equity award on the one-month anniversary of her Start Date (the “Grant Date”) consisting of restricted stock units with a grant date value of $2,250,000. The sign-on equity award will vest in equal installments on each of the first three anniversaries of the Grant Date. The sign-on bonus is subject to repayment of the after-tax portion in the event Ms. Coyne’s employment is terminated by the Company for “cause” or Ms. Coyne resigns without “good reason” (as such terms are defined in the Employment Agreement) during the first year of employment. The sign-on equity award may be cancelled if Ms. Coyne engages in activity that would give the Company grounds to terminate her employment for “cause” and is subject to clawback, forfeiture or similar requirements pursuant to the Company’s policies or as required by applicable law.

The Employment Agreement provides that, if Ms. Coyne’s employment is terminated by the Company without “cause” or if she resigns for “good reason” (as such terms are defined in the Employment Agreement), she shall be entitled to, in addition to payment of accrued benefits, (i) 12 months of base salary and medical and dental continuation, (ii) a pro-rated bonus for the year of termination based on actual performance (with any personal non-financial performance goals deemed achieved at 100%) and (iii) accelerated vesting of a prorated portion of the restricted stock units scheduled to vest on the next vesting date following such termination. If such a qualifying termination of employment occurs at any time following a “Change in Control” of the Company (as such term is defined in the Plan) as a result of which the Company or its successor does not have any stock trading on a nationally recognized securities exchange, Ms. Coyne shall be entitled to, in addition to accrued benefits, (i) an amount equal to two times the sum of her (x) then-current annual base salary and (y) target annual bonus, payable over 12 months following such termination of employment, (ii) full accelerated vesting of all unvested restricted stock units that would otherwise vest based on continued service and (iii) 24 months (or, if later, the period from Ms. Coyne’s termination through the completion of the employment term) of medical and dental continuation. Ms. Coyne’s award agreement will provide that if Ms. Coyne’s employment is terminated by the Company without “cause” (and other than due to her death or disability) or by her due to a resignation for “good reason” within 12 months following a “Change in Control,” any unvested portion of her sign-on equity award shall vest in full. Ms. Coyne’s right to these severance benefits is conditioned upon her execution of a release and compliance with restrictive covenants, including a 12-month post-termination non-compete and a 24-month post-termination non-solicit.

The foregoing is only a summary of the arrangements with Ms. Coyne and does not purport to be complete and is qualified in its entirety by reference to the full text of the underlying agreements. Ms. Coyne’s Employment Agreement and related award agreements will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025.

Ms. Coyne, age 59, previously served as the Chief Executive Officer of J.McLaughlin from July 2016 until April 2025. Ms. Coyne spent fifteen years at Ralph Lauren, having most recently served as the Chief Merchandising Officer of the POLO Women’s and Children’s divisions. Prior to her role at Ralph Lauren, she held merchandising positions at Victoria’s Secret, The Gap and Ann Taylor and began her career in the Macy’s Training Program. Ms. Coyne earned a bachelor’s degree in business administration from Loyola University in Maryland.

Item 7.01	Regulation FD Disclosure.

On February 27, 2025, the Company issued a press release announcing Ms. Coyne’s appointment as President and Chief Executive Officer of the Company. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit

99.1	Press Release, dated February 27, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2025

J.JILL, INC.

By:	/s/ Kathleen B. Stevens
Name:	Kathleen B. Stevens
Title:	Senior Vice President, General Counsel, Secretary and ESG